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Exhibit 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus (the Proxy/Prospectus) and the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the Registration Statement) of our report dated November 12, 1997, relating to the financial statements and financial highlights appearing in the September 30, 1997 Annual Report to Shareholders of Scudder Spain and Portugal Fund, Inc.

We further consent to the reference to us under the heading "Experts" in the Proxy/Prospectus.

Price Waterhouse LLP
Boston, Massachusetts
April 30, 1998